UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2013

NANOSPHERE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33775	36-4339870
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4088 Commercial Avenue, Northbrook, Illinois		60062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 400-9000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	Nanosphere, Inc. (the “Company”) held its annual meeting of shareholders on May 29, 2013 (the “Annual Meeting”). The following is a summary of the matters voted on at the meeting.

(b)	The shareholders elected all five nominees for director to serve until the next annual meeting of stockholders in 2014, as follows:

	For	Withheld	Broker Non-Vote
Sheli Z. Rosenberg	25,842,940	1,652,020	21,208,841
Michael K. McGarrity	27,216,539	278,421	21,208,841
André de Bruin	25,307,997	2,186,963	21,208,841
Lorin J. Randall	26,975,635	519,325	21,208,841
Michael J. Ward	27,197,039	297,921	21,208,841

By the following vote, the shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation was described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the Company’s proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 29, 2013:

For	Against	Abstain	Broker Non-Votes
24,459,771	2,721,951	313,238	21,208,841

By the following vote, the shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

For	Against	Abstain
47,661,123	197,866	844,812

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOSPHERE, INC. (Registrant)

Date: May 30, 2013	By:	/s/ Roger Moody
Roger Moody Chief Financial Officer, Vice President of Finance & Administration, Treasurer, Secretary